Exhibit 99.1

James E. Rohr

Chairman and Chief Executive Officer

March 11, 2010

Dear Shareholders,

Building a great company is an ongoing process, and each year we set our goals to serve our shareholders, while also meeting the needs of customers, employees and communities. We believe 2009 was a very good year for all of our constituencies, despite the difficult environment for the financial services industry. PNC begins 2010 determined to capitalize on our expanded franchise to enhance revenue and gain new clients.

In 2009 our business model delivered full-year revenue of $16.2 billion from diverse sources. We managed expenses effectively, and we continued to add customers. The acquisition of National City significantly expanded our franchise, and our integration efforts are ahead of schedule. We worked to transition our balance sheet throughout the year, and ended 2009 with more transaction deposits, greater loan loss reserves and higher capital ratios. As a result, we posted full year net income of $2.4 billion, or $4.36 per diluted common share.

While I have said this before, I think it bears repeating: other than the fourth quarter of 2008 when we took a substantial provision for credit losses due to the National City acquisition, PNC has been profitable in every quarter since the economic downturn began in the middle of 2007.

In February of this year we redeemed $7.6 billion of preferred stock issued under the government’s Troubled Asset Relief Program (TARP) Capital Purchase Program, removing uncertainty for our shareholders. While some may disagree, I think economists and historians will regard the federal government’s investment in the banking industry as the right decision at the right time. It helped to stabilize the country’s financial system at a critical juncture. The investment the government made in PNC resulted in excellent returns for taxpayers as we paid more than $420 million in dividends to the U.S. Treasury since the shares were issued at the end of December 2008.

Before reviewing our growth plans, however, I want to address how PNC is making credit available to consumers and Main Street businesses. We recognize credit is vital to our country’s financial health. Reflecting our support of economic growth, we originated and renewed more than $110 billion in loans and commitments in 2009.

Losing a home is a personal financial tragedy, which is why it is our goal is to help homeowners avoid foreclosure where appropriate. We completed $400 million in refinances in 2009 under the Home Affordable Refinance Program. We also sent out more than 70,000 workout packages to troubled borrowers under the Home Affordable Modification Program.

We know that all businesses need credit to sustain and grow their operations. We arranged nearly $14 billion in business loans last year, and we are a leader in making small business loans, originating and renewing nearly $4 billion in 2009.

Delivering Value to Our Shareholders. The progress we made in 2009 contributed to shares of PNC stock trading at higher levels at the end of 2009 than at the beginning of the year. Taking a longer view, we ranked second among our peers in total shareholder return on a five-year basis.*

In this environment, we believe capital levels are critical to the valuation of bank stocks. With that in mind, we strengthened our Tier 1 common capital position during 2009. We took further steps in February of this year, selling $3.45 billion of stock in a common equity offering. We announced an

* PNC’s 2009 peer group consists of BB&T Corporation, Bank of America Corporation, Capital One Financial, Inc., Comerica Inc., Fifth Third Bancorp, JPMorgan Chase, KeyCorp, M&T Bank, Regions Financial Corporation, SunTrust Banks, Inc., U.S. Bancorp, and Wells Fargo & Company.

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

agreement to sell PNC Global Investment Servicing, as we believed it was the right time to capture its full value for shareholders. We expect to close the transaction in the third quarter of this year. Taken together, these actions are expected to result in a competitive and significantly higher Tier 1 common capital ratio of approximately 8 percent on a pro forma year-end 2009 basis, up from 4.8 percent as of the same date in 2008 – making our balance sheet even stronger. This puts PNC in a solid capital position, and we believe it gives us a competitive advantage.

Our acquisition of National City was positive to earnings in the first year, and it continues to exceed our expectations. We have successfully completed two of four conversion waves with virtually no customer interruptions. Our teams of National City and PNC employees have done an outstanding job in meeting the needs of nearly 3 million consumer and business customers in five states. We expect to complete the customer conversion process at mid-year, ahead of our original schedule.

In last year’s letter I described why our Board of Directors had made the very difficult but prudent decision to reduce our quarterly common stock dividend to 10 cents per share to build capital in a challenging economy. Given the current economic environment and the prospect of new capital guidelines from our regulators, we cannot predict when we will be able to increase our dividend. I know our Board looks forward to an environment where conditions may allow us to increase the quarterly dividend PNC pays to you.

In addition to capital, we expect other regulatory changes. We support the creation of a systemic risk regulator to oversee the entire financial services industry, and we believe there should be some expansion of federal consumer protection laws. While new rules will change every bank’s business to some degree, we expect the impact on PNC will be moderate compared to many others given our culture and business model.

Meeting the Needs of Our Customers. Customers’ needs are changing. Retail consumers are writing fewer checks and visiting traditional branches less often. At the same time, online banking, online bill pay and debit card transactions are all increasing at double-digit annual rates. On the corporate side we are seeing similar behavioral changes driven by the capital markets as well as electronic payments. We recognize those trends and because of our financial performance, capital and technology, we are able to develop competitive products and services designed to meet customer needs.

In mid-2008, we developed an innovative platform in the payments space. Our first product, Virtual Wallet, was designed specifically with Gen Y consumers in mind to help them better manage their spending and savings activities and avoid banking fees. We now have more than 150,000 customers using the product, representing a 14 percent increase in our Gen Y customer base. These accounts have higher deposit balances, transactions and retention rates than checking-only accounts. In the second quarter of last year, we expanded the concept and began offering a new product called Virtual Wallet Student for college students and their parents, and we already have more than 32,000 customers using it. We see further applications of this product for Gen X consumers and small businesses.

Leveraging the success of this platform and our leading position among bank-owned wealth managers, we are creating an innovative payment and investment offering that we will unveil later this year to serve the financial needs of Gen X and Baby Boomers that includes credit products and investment and retirement services.

While the equity and fixed income markets were exceptionally volatile in 2009, our high net worth and institutional clients benefited from the counsel and services of our Asset Management Group. As a result, client retention and new client acquisition rates remained very strong in this environment.

As one of the nation’s top residential mortgage providers, we recognize that many mortgage customers want one-stop shopping for their banking needs. Our business strategy calls for deepening our relationships with existing mortgage customers and offering mortgage products and services to new customers consistent with our commitment to a moderate risk philosophy.

For our corporate clients, we are seeing a return to banks for credit products following the exit of non-bank lenders. While loan utilization rates are at historic lows, we see this as an opportunity to gain customers and meet their needs now and when the economy recovers. Even in a difficult environment, we added approximately 500 new corporate clients last year, and we increased new lending commitments to business clients. We seek further client growth in 2010.

In addition, we see greater opportunities for acceptable, risk-adjusted returns when the economy improves. Among our fee-based services, we are a leading provider of treasury management products and services with more than $1 billion in annual revenue. This includes our highly innovative healthcare industry products. This packaged offering, which helps healthcare providers and third-party payers reduce costs, posted solid revenue growth in 2009.

We see other opportunities, specifically in the areas of revenue, expenses and credit costs that create a distinctive advantage for PNC. Beginning with revenue, we now have a significantly expanded franchise, with access to one-third of the U.S. population and an equal percentage of Fortune 1000 companies. Our retail distribution network now consists of more than 2,500 branches in 15 states, and we are a recognized leader in serving middle-market customers and government entities. Our retention rates remained strong through the first two waves of National City to PNC customer conversions. Once completed, we see tremendous cross selling prospects. Additionally, improving markets should further enhance income from our fee-based businesses, and our minimal exposure to rising interest rates provides us with a great deal of flexibility.

Our fee-based revenue is further diversified by our nearly 25 percent ownership in BlackRock’s earnings. We carried our investment in BlackRock at $5.8 billion as of December 31, 2009. Based on their year-end closing stock price of $232 per share, the market value was $10.1 billion. With the acquisition of Barclays Global Investors last year, BlackRock now manages more than $3 trillion on behalf of institutional and retail investors worldwide.

We also have plans in place to reduce expenses. Our original two-year cost savings goal related to the acquisition of National City was $1.2 billion, which we met as of the fourth quarter 2009 on an annualized basis. We increased the target to $1.5 billion in annualized cost savings, and we are confident we can meet that goal.

Finally, we believe our credit loss coverage is substantial and appropriate. At year-end our loan loss reserves represented nearly two years of net charge-off coverage. Additionally, we took marks on acquired impaired loans. As a result, we believe our credit costs will decline faster than others as the economy begins to recover.

Taken together, our potential to enhance revenue along with our effective expense management and credit loss coverage differentiates PNC from many of our peers and positions us for future earnings growth.

Our focus on meeting customer needs is reflected in PNC’s brand, which stands for ease, confidence and achievement. We are elevating the concept of “achievement” to reflect customers’ hopes and optimism about the future and our commitment to helping them “achieve” their financial aspirations. These are the messages you are seeing in our new marketing campaign. We plan to utilize technology and customer insights to provide truly customized offerings that meet our clients’ individual needs and further enhance our revenue. We believe this combination will help PNC as we continue to become a great company.

Investing in Our Employees. We continue to invest in attracting, developing and retaining people, and we remain committed to having a workforce that reflects the diversity of our customers and our communities. We support our employees with meaningful recognition programs and competitive benefits.

To thank our employees for their efforts in helping PNC deliver exceptional 2009 results in an unprecedented environment, eligible full-time employees and part-time employees received a one-time award of $1,000 and $500, respectively, this month.

We believe a company-funded pension plan should be a key part of any firm’s benefits package, which is why we announced last year that beginning in 2010 PNC’s pension plan would be extended to some 12,000 former National City employees who were hired after April 2006 when that company ceased offering a pension to new employees. This is notable given that more than half of Fortune 100 companies have stopped providing pension plans to their new workers. In combination with our robust 401(k) program, this decision demonstrates our commitment to helping employees reach a financially secure future.

While we believe we offer employees a good working environment, we are pleased others share that view. The National Association for Female Executives named us among its “Top 50 Companies for Executive Women.” For the eighth time, we earned a place on the Working Mother list of the “100 Best Companies for Working Mothers.”

Serving Our Communities. We benefit from the communities we serve, so it only seems right for us to give back to the people who sustain us and to the places where we live and work. Furthermore, we believe our commitment to our communities provides us with a competitive advantage.

We helped to enhance the economic health of neighborhoods where we do business through community development banking, investing more than $1 billion last year. Our efforts include special loans, low-cost checking accounts and education for the financially disadvantaged.

We are investing in our future through PNC Grow Up Great, a program launched in 2004 with a $100 million commitment that helps children from birth to five years of age prepare for school and life. Last year the PNC Foundation gave a $6 million grant to 14 regional science centers in seven states and the District of Columbia to enhance early science education. In November we joined with Sesame Workshop, the nonprofit educational organization behind Sesame Street, and President Barack Obama to announce a $7.5 million investment in mathematics and science education for preschoolers. We were pleased to be recognized in 2009 with the Committee for Economic Development Trustee Leadership Award.

Our community commitment also includes the environment. As part of the G-20 summit held in Pittsburgh last September, PNC unveiled what was then the largest green wall in North America as an innovative way to make our headquarters building more energy efficient. We are a leader in constructing buildings that are certified by the U.S. Green Building Council, including 66 Green Branch® locations. In 2010 PNC employees will occupy Pittsburgh’s Three PNC Plaza, one of the largest mixed-use green buildings in the world. This spring PNC Place, a new green regional headquarters, will open in Washington, D.C. We plan to create a Net Zero Energy Branch this year. We encourage others to build “green” too, so we have a small business green lending program that offers reduced rates for energy efficient project loans. Beyond buildings, we are increasing our usage of green vendors, reducing paper in our offices and programming our computers to save energy by turning themselves off when not in use.

We Continue to Build a Great Company. While we believe we are meeting the needs of our core constituencies, we are especially honored when others recognize that commitment. For example, Fortune magazine named PNC as one of its most admired companies in America, and BusinessWeek 50 included us on its list of top performing companies for the third year in a row.

Our 2009 achievements coupled with our improved capital structure position us for further growth opportunities in our banking franchise and to better serve our customers.

We recognize that the economy remains fragile, and we expect to see additional regulatory changes. While we recognize that those factors are beyond our control, we will remain focused on executing our proven business model.

We have a strong team, and we will continue to prudently manage risk and expenses, maintain solid capital and liquidity positions, and serve our customers, shareholders, employees and communities. We believe this is the surest path to producing long-term value.

On behalf of everyone at PNC, I want to thank you for your continued trust. We value your belief in us as we continue to build a great company.

Sincerely,

/s/ James E. Rohr
James E. Rohr
Chairman and Chief Executive Officer

For more information regarding certain factors that could cause future results to differ, possibly materially, from historical performance or from those anticipated in forward-looking statements, see the Cautionary Statement in Item 7 of our 2009 Annual Report on Form 10-K, which accompanies this letter.